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                                                                    EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statements (Form S-8 No. 33-88716, Form S-8 No. 333-06003, Form S-3 No. 333-02846, Form S-3 No. 333-29797, Form S-3 No. 333-36089, Form S-3 No.
333-41731 and Form S-3 No. 333-56601) of our report, dated February 27, 1998, except for paragraph 2 of Note 14, as to which the date is May 15, 1998, included in the Annual Report on Form 10-K of Illinois Superconductor Corporation for the year ended December 31, 1997, with respect to the financial statements, as amended, included in this Form 10-K/A.

                                                   /s/ Ernst & Young LLP
                                                   ---------------------
                                                       Ernst & Young LLP


Chicago, Illinois
August 11, 1998